Exhibit 99.1
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COMPANY CONTACT:
WINFIELD CAPITAL CORP.
237 Mamaroneck Avenue
White Plains, New York 10605
914-949-2600
Paul A. Perlin, Chairman and CEO


WINFIELD CAPITAL CORP. ANNOUNCES PLAN TO ADJOURN ANNUAL MEETING OF SHAREHOLDERS

                                                           For Immediate Release
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         WHITE PLAINS, NEW YORK, June 29, 2005 - Winfield Capital Corp.
(WCAP:OTCBB) announced today that it plans to adjourn its 2005 Annual Meeting of Shareholders for twenty-eight days. The Annual Meeting is scheduled to be held on June 30, 2005 at the offices of Lazar Levine & Felix LLP, the Empire State Building - Suite 6820, New York, NY 10118-0170, and the Company plans to adjourn the meeting until 9:00 a.m. July 28, 2005 at the same location. This planned adjournment will allow adequate time to constitute a quorum. Based on the proxies submitted to date, all of the proposals have the overwhelming support of the shareholders who have voted. The record date for shareholders entitled to vote and the matters to be considered at the Annual Meeting will remain the same.

         Winfield Capital is a small business investment company that makes loans and equity investments pursuant to funding programs sponsored by the SBA and is a non-diversified, closed-end investment company that is a business development company under the Investment Company Act of 1940. The Company's common stock is traded on the Over the Counter Bulletin Board ("OTCBB") under the symbol "WCAP". For more information, visit Winfield Capital's Web site at: http://www.winfieldcapital.com/.

         This press release may contain forward-looking statements. For this purpose, any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as "may," "will," "expect," "could," "would," "should," "believe," "anticipate," "estimate," "continue," "provided," or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors. Winfield Capital assumes no obligation to update the information contained in this press release.